Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Registration Rights Agreement”), dated as of January 12, 2018, is entered into by and between Oil States International, Inc., a Delaware corporation (the “Company”), and GEODynamics B.V., a Netherlands private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“GEODynamics” and, together with the Company, the “Parties”).

WHEREAS, in connection with, and in consideration of, the transactions contemplated by that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of December 12, 2017, by and among the Company, GD Development Corporation, a Delaware corporation, GEODynamics, and GEODynamics, Inc., a Delaware corporation, GEODynamics has requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:

1.     Definitions. In addition to the terms defined elsewhere in this Registration Rights Agreement, when used in this Registration Rights Agreement the following terms shall have the meanings indicated.

“Additional Demand Registration” has the meaning set forth in Section 2(j).

“Affiliate” means with respect to a particular Person, any Person Controlling, Controlled by, or Under Common Control with such Person.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Block Trade” has the meaning set forth in Section 2(i).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which banks are authorized or required by Law to close in the city of Houston, Texas.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the Preamble above.

“Company Notice” has the meaning set forth in Section 2(c).

“Control” (including the correlative terms “Controlling”, “Controlled by”, and “Under Common Control”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Demand Holder” means GEODynamics and each transferee of Registrable Securities directly or indirectly (in a chain of title) from GEODynamics if such transferee to whom the right to request the Underwritten Shelf Takedown under Section 2(a) has been expressly assigned in writing directly or indirectly (in a chain of title) from GEODynamics as permitted by Section 9.

“Demand Notice” has the meaning set forth in Section 2(c).

“Determination Date” has the meaning set forth in Section 2(a)(iv).

“End of Suspension Notice” has the meaning set forth in Section 4(c)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Follow-On Shelf” has the meaning set forth in Section 2(g)(i).

“Follow-On Registration Notice” has the meaning set forth in Section 2(g)(i).

“GEODynamics” has the meaning set forth in the Preamble.

“Holder” means (a) GEODynamics until GEODynamics ceases to hold any Registrable Securities, (b) any Affiliate of GEODynamics if such Affiliate holds Registrable Securities and until such Affiliate ceases to hold any Registrable Securities, and (c) any holder of Registrable Securities to whom registration rights conferred by this Registration Rights Agreement have been transferred in compliance with Section 9; provided, however, that a Person shall cease to be a Holder if and when (i) such Person owns Common Stock representing less than two percent of the outstanding Common Stock and (ii) such Person may dispose of all Registrable Securities then owned by such Person without restriction and without the need for current public information pursuant to Rule 144(b) (or any successor rule) under the Securities Act, and, if the foregoing clauses (i) through (ii) have been satisfied, the Registrable Securities owned by such Person shall cease to be Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 7(c).

“Indemnifying Party” has the meaning set forth in Section 7(c).

“Inspectors” has the meaning set forth in Section 5(a)(x).

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.

“Lock-Up Period” has the meaning set forth in Section 4(a).

“Other Holders” has the meaning set forth in Section 3(c).

“Parties” has the meaning set forth in the Preamble above.

“Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 3(a).

“Piggyback Takedown” has the meaning set forth in Section 3(a).

“Records” has the meaning set forth in Section 5(a)(x).

“Registrable Securities” means the Common Stock issued to GEODynamics pursuant to the Stock Purchase Agreement and any other securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has become effective, or has been declared effective by the SEC, and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or (c) it is held by a Person that is not a Holder in accordance with the provisos to the definition of Holder provided for herein.

“Registration Expenses” has the meaning set forth in Section 6.

“Registration Rights Agreement” has the meaning set forth in the Preamble.

“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Takedown.

“Requesting Holders” means a Holder who requests the Underwritten Shelf Takedown or a Block Trade.

“SEC” means the Securities and Exchange Commission or any successor governmental agency.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Registration Statement” means a registration statement to permit the public resale of the Registrable Securities.

“Shelf Takedown” means either the Underwritten Shelf Takedown or a Piggyback Takedown.

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Stockholders Agreement” has the meaning set forth in Section 2(h).

“Suspension Notice” has the meaning set forth in Section 4(c)(i).

“Underwritten Shelf Takedown” has the meaning set forth in Section 2(b).

“Underwriter” means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

2.	Shelf Registrations.

(a)	Filing.

(i)     If the Company is a Well-Known Seasoned Issuer on the Business Day following the closing of the transaction contemplated by the Stock Purchase Agreement, then the Company (A) shall prepare and file, no later than five Business Days following the closing of the transaction contemplated by the Stock Purchase Agreement, an Automatic Shelf Registration Statement to permit the public resale of all of the Registrable Securities in accordance with the terms of this Registration Rights Agreement and (B) shall use its commercially reasonable efforts to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities. The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter.

(ii)     If the Company is not a Well-Known Seasoned Issuer on the Business Day following the closing of the transaction contemplated by the Stock Purchase Agreement, then the Company (A) shall prepare and file a Shelf Registration Statement on Form S-3 to permit the public resale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, (x) if the Company is eligible to effect such Shelf Registration Statement on Form S-3, no later than five Business Days following the closing of the transaction contemplated by the Stock Purchase Agreement or (y) if the Company is not eligible at such time to effect such Shelf Registration Statement on Form S-3, as soon as reasonably practicable following the Company’s eligibility to effect a Shelf Registration Statement on Form S-3, (B) shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable and (C) shall use commercially reasonable efforts to cause such Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities.

(iii)     If the Company is not a Well-Known Seasoned Issuer on the Business Day following the closing of the transaction contemplated by the Stock Purchase Agreement, upon the Company becoming a Well-Known Seasoned Issuer, the Company (A) shall give written notice to all of the Holders as promptly as practicable but in no event later than three Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (B) shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Registration Rights Agreement; provided, that the obligation in this Section 2(a)(iii) shall not apply with respect to Registrable Securities included in an effective Registration Statement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than five Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities. The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter.

(iv)     At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), within 10 Business Days after such Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable (but in no event more than 30 days) after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities.

(b)     Requests for Underwritten Shelf Takedown. At any time and from time to time after the later to occur of (i) the date on which the Shelf Registration Statement has been declared effective by the SEC and (ii) the earlier of (x) the fifth Business Day following the pricing of a public offering or private placement of senior notes of the Company and (y) 30 days after the closing of the transaction contemplated by the Stock Purchase Agreement (or such other date as the Parties may mutually agree), any one or more Demand Holders may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (the “Underwritten Shelf Takedown”); provided, that in the case of the Underwritten Shelf Takedown such Demand Holder or Demand Holders will be entitled to make such demand only if the total offering price of the shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $75 million.

(c)     Demand Notices. Any requests for the Underwritten Shelf Takedown shall be made by giving written notice to the Company (the “Demand Notice”). The Demand Notice shall specify the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of the Underwritten Shelf Takedown. Within five days after receipt of any Demand Notice, the Company shall give written notice of the requested Underwritten Shelf Takedown (the “Company Notice”) to all other Holders of Registrable Securities and, subject to the provisions of Section 2(d) hereof, shall include in the Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after sending the Company Notice.

(d)     Priority on Underwritten Shelf Takedown. If equity securities to be sold for the account of any Person (including the Company) other than a Requesting Holder are desired to be included in the Underwritten Shelf Takedown and if the managing underwriters for the Underwritten Shelf Takedown advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other equity securities requested to be included in the Underwritten Shelf Takedown, exceeds the number of Registrable Securities and other equity securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown, the Company shall include in the Underwritten Shelf Takedown the number of Registrable Securities which can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in the Underwritten Shelf Takedown, which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder, (ii) second, the equity securities the Company proposes to sell, and (iii) third, the other equity securities requested to be included in the Underwritten Shelf Takedown to the extent permitted hereunder.

(e)     Restrictions on Underwritten Shelf Takedown. The Company shall not be obligated to effect more than two Underwritten Shelf Takedowns pursuant to this Registration Rights Agreement and shall not be obligated to effect the Underwritten Shelf Takedown within 80 days after the pricing of an offering of Common Stock.

(f)     Selection of Underwriters. If the Requesting Holder so indicates, the Requesting Holder shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable, nationally-recognized investment banks), subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed.

(g)     Additional Selling Stockholders and Additional Registrable Securities.

(i)     If the Company is not a Well-Known Seasoned Issuer, within 30 days after a written request by a Demand Holder to register for resale any additional Registrable Securities owned by such Holders not included in an effective Registration Statement, the Company shall file a Registration Statement substantially similar to the Shelf Registration Statement then effective, if any (each, a “Follow-On Shelf”), to register for resale such Registrable Securities. The Company shall give written notice of the filing of the Follow-On Shelf at least 25 days prior to filing the Follow-On Shelf to all Holders of Registrable Securities (the “Follow-On Registration Notice”) and shall include in such Follow-On Shelf all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after sending the Follow-On Registration Notice. Notwithstanding the foregoing, the Company shall not be required to file a Follow-On Shelf (A) if the aggregate amount of Registrable Securities requested to be registered on such Follow-On Shelf by all Holders that have not yet been registered represent less than one percent of the then outstanding Common Stock or (B) if the Company is not then eligible for use of Form S-3 for secondary offerings and the Company has filed a Follow-On Shelf in the prior 180 days. The Company shall use commercially reasonable efforts to cause such Follow-On Shelf to be declared effective as promptly as practicable. Any Registrable Securities requested to be registered pursuant to this Section 2(g)(i) that have not been registered on a Shelf Registration Statement or pursuant to Section 3 below at the time the Follow-On Shelf is filed shall be registered pursuant to such Follow-On Shelf.

(ii)     If the Company is a Well-Known Seasoned Issuer, within 10 Business Days after a written request by one or more Demand Holders to register for resale any additional Registrable Securities owned by such Holders, the Company shall make all necessary filings to include such Registrable Securities in the Automatic Shelf Registration Statement filed pursuant to Section 2(a).

(iii)     If a Shelf Registration Statement or Automatic Shelf Registration Statement is effective, within five Business Days after written request therefor by a Holder of Registrable Securities, the Company shall file a prospectus supplement or current report on Form 8-K to add such Holder as a selling stockholder in such Shelf Registration Statement or Automatic Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the SEC.

(h)     Other Registration Rights. The Company represents and warrants that, as of the date hereof, it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any equity securities of the Company.

(i)     Block Trades. Notwithstanding anything contained in this Section 2, in the event a sale of Registrable Securities is an underwritten transaction requiring the involvement of the Company but not involving (i) any “road show” or (ii) any lock-up agreement to which the Company is a party, and which is commonly known as a “block trade” (a “Block Trade”), (A) the requesting Holder shall (1) give at least five Business Days prior notice in writing of such transaction to (I) the Company and (II) any holder of Registrable Securities that is a party to this Registration Rights Agreement and (x) holds more than five percent of the Common Stock if able to be identified through public filings or (y) is identified by the Company as an Affiliate of the Company and (2) with respect to any Block Trade, identify the potential underwriter(s) in such notice with contact information for such underwriter(s); and (B) the Company shall cooperate, including without limitation by entering into underwriting agreements with agents of Holder or Holders, providing auditor comfort letters requested by Holder or Holders, and providing due diligence assistance, including making management available for diligence calls with the agents of Holders or Holders, with such requesting Holder or Holders to the extent it is reasonably able and shall not be required to give notice thereof to other Holders of Registrable Securities or permit their participation therein unless reasonably practicable. Any Block Trade shall be for at least $50 million in expected gross proceeds. The Company shall not be required to effectuate more than one Block Trade in any 90-day period. For the avoidance of doubt, a Block Trade shall not constitute an Underwritten Shelf Takedown.

(j)     Additional Demand Registration. Subject to the provisions hereof, if at any time the Company ceases to be eligible under applicable law to register resales of Registrable Securities on a Shelf Registration Statement, any one or more Demand Holders shall have the right to require the Company to file a Registration Statement registering for sale all or part of the Registrable Securities of such Demand Holder under the Securities Act (an “Additional Demand Registration”) by delivering a written request therefor to the Company (i) specifying the number of Registrable Securities to be included in such registration and (ii) containing all information about such Demand Holder required to be included in such Registration Statement in accordance with applicable law. As soon as practicable after the receipt of such demand, the Company shall use commercially reasonable efforts to effect such registration (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register. The Company shall not be obligated to effect more than one Additional Demand Registration pursuant to this Registration Rights Agreement.

3.	Piggyback Takedowns.

(a)     Right to Piggyback. Whenever the Company proposes to sell any of its Common Stock pursuant to a registration statement in an underwritten offering under the Securities Act (a “Piggyback Takedown”), the Company shall give prompt written notice (a “Piggyback Notice”) to all Holders of Registrable Securities of its intention to effect such Piggyback Takedown; provided, that if a Holder notifies the Company in writing that it does not wish to receive notices of Piggyback Takedowns, the Company will not send such Holder any such notices. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than five Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than five Business Days prior to the expected date of filing of such registration statement. Each Holder shall be entitled to make a request in writing to the Company (including by electronic mail) within two Business Days (in the case of an underwritten offering under a Shelf Registration Statement on Form S-3) or within five Business Days (in the case of an underwritten offering under any other registration statements) after the receipt of any Piggyback Notice, which request shall specify the number of Registrable Securities intended to be disposed of by such Holder, and the Company shall, subject to the provisions of Sections 3(b) and 3(c), include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five days after sending the Company’s notice. For the avoidance of doubt, a Piggyback Takedown shall not be considered an Underwritten Shelf Takedown for purposes of Section 2. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown. Prior to the commencement of marketing efforts for such Piggyback Takedown, the Company shall advise the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown of the price range acceptable to the Company in such offering, and each such Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Takedown at any time prior to the earlier of (1) the date that is two Business Days after receipt of such price range information and (2) commencement of marketing efforts for such Piggyback Takedown, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Shelf Takedown, all upon the terms and conditions set forth herein. For the avoidance of doubt, any at-the-market offering or similar continuous offering program of the Company shall not constitute a “Piggyback Takedown” for purposes of this Agreement, and this Section 3 shall not apply to any such offering.

(b)     Priority on Primary Piggyback Takedowns. If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, and the managing underwriters for a Piggyback Takedown advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such Piggyback Takedown pursuant to this Registration Rights Agreement (pro rata on the basis of the number of securities requested to be included therein by each holder), and (iii) third, other securities requested to be included in such Piggyback Takedown.

(c)     Priority on Secondary Piggyback Takedowns. If a Piggyback Takedown is an underwritten secondary registration on behalf of holders of the Company’s securities (“Other Holders”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders, the Company shall include in such registration the number which can be so sold in the following order of priority: (i) first, the securities requested to be included therein by the Other Holders initiating such registration, (ii) second, the securities the Company proposes to sell, (iii) third, the Registrable Securities requested to be included in such registration pursuant to this Agreement (pro rata among the holders of any such Registrable Securities on the basis of the number of Registrable Securities so requested to be included therein by each Holder), and iv) fourth, other securities requested to be included in such registration.

(d)     Selection of Underwriters. If any Piggyback Takedown is an underwritten offering, the Company will have the sole right to select the investment banker(s) and manager(s) for the offering.

(e)     Confidentiality. Each Holder of Registrable Securities agrees that the fact that a notice pursuant to this Section 3 has been delivered shall constitute confidential information and such Holder agrees not to disclose that such notice has been delivered.

4.	Holdback Agreements.

(a)     Restrictions on Public Sale by Holder of Registrable Securities. In connection with any underwritten public offering of equity securities by the Company or any Holder of Registrable Securities effected pursuant to this Registration Rights Agreement, each Holder of Registrable Securities agrees not to effect any public sale or distribution of securities similar to those being registered or of any securities convertible into or exchangeable or exercisable for such securities or hedging transactions relating to the Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning five days prior to the expected date of “pricing” of such offering and continuing for a period not to exceed 45 days from the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration statement) as shall be reasonably requested by the managing Underwriter(s) except as part of such registration (the “Lock-Up Period”); provided, however, that only a Holder who sells Registrable Securities in an underwritten public offering effected pursuant to this Registration Rights Agreement shall be subject to the foregoing restrictions. If and to the extent requested by the managing Underwriter(s), each Holder of Registrable Securities subject to the restrictions of this Section 4(a) agrees to execute an agreement to the foregoing effect with the Underwriters for such offering on such terms as the managing Underwriter(s) shall reasonably request (with such modification as reasonably requested by such managing Underwriter(s) to take into consideration then existing rules of an applicable securities exchange regarding research analyst publications). Notwithstanding the foregoing, in no event shall any Holder of Registrable Securities be restricted from effecting any public sale or distribution of securities pursuant to this Section 4(a) for more than 120 days during any 12-month period.

(b)     Restrictions on Public Sale by the Company. In connection with any underwritten public offering of equity securities by any Holder of Registrable Securities effected pursuant to this Registration Rights Agreement, the Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities or hedging transactions relating to such securities, during the Lock-Up Period as shall be reasonably requested by the managing Underwriter(s) except as part of such registration as permitted hereby and subject to other customary exceptions.

(c)     Use, and Suspension of Use, of Shelf Registration Statement.

(i)     If the Company has filed a “shelf” registration statement and has included Registrable Securities therein, the Company shall be entitled to suspend (but not more than an aggregate of 90 days in any 12 month period), for a reasonable period of time not in excess of 45 days, the offer or sale of Registrable Securities pursuant to such registration statement by any Holder of Registrable Securities if (A) such Holder has not executed an underwriting agreement with respect to a pending sale of Registrable Securities pursuant to such registration statement and (B) (1) the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required if such registration statement were used (but would not be required if such registration statement were not used) and the Board determines in good faith that such disclosure would be materially detrimental to the Company or (2) the Company has experienced some other material non-public event or is in possession of material non-public information concerning the Company, and the Board determines in good faith that such disclosure would be materially detrimental to the Company. In order to suspend the use of the registration statement pursuant to this Section 4(c), the Company shall promptly, upon determining to seek such suspension, deliver to the holders of Registrable Securities included in such registration statement, a notice stating that the Company is suspending use of such registration statement pursuant to this Section 4(c) (a “Suspension Notice”) and, only upon request by a Holder, the basis therefor in reasonable detail, provided that such Holder shall agree to keep such information confidential pursuant to a customary confidentiality agreement. Following the conclusion of any circumstance resulting in the suspension of a registration statement hereunder, the Company shall promptly notify each Holder in writing that it may resume use of the registration statement (an “End of Suspension Notice”). Each Holder of Registrable Securities agrees that the fact that a Suspension Notice pursuant to this Section 4(c) has been delivered shall constitute confidential information and such Holder agrees not to disclose that such notice has been delivered.

(ii)     Notwithstanding any other provision of this Section 4, the Company will not send any Suspension Notices or End of Suspension Notices to any Holder following the six-month anniversary of the closing of the transaction contemplated by the Stock Purchase Agreement, except as provided in the next sentence. Following the six month anniversary of the closing of the transaction contemplated by the Stock Purchase Agreement, each time prior to a Holder’s intended use of an effective Shelf Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a Suspension Notice was previously delivered (or would have been delivered but for the provisions of this Section 4) and the related suspension period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous Suspension Notice, and thereafter will provide such Holder with the related End of Suspension Notice immediately upon its availability.

5.	Registration Procedures.

(a)     Whenever a Holder requests that any Registrable Securities not previously included in an effective registration statement be registered pursuant to this Registration Rights Agreement, and when any Holder proposes to carry out the Underwritten Shelf Takedown pursuant to this Registration Rights Agreement, the Company will use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities under the Securities Act as soon as reasonably practicable in accordance with the intended method of disposition thereof, and in connection therewith the Company will as expeditiously as practicable:

(i)     to the extent applicable, prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts and proceed diligently and in good faith to cause such filed registration statement to become effective under the Securities Act; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to all Selling Holders and to one counsel reasonably acceptable to the Company selected by the Selling Holders, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

(ii)     prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to Section 2 for a period (except as provided in the last paragraph of this Section 5) of not less than 270 consecutive days (or three years, or such shorter period as the Holder who holds a majority of the Registrable Securities covered by such registration may elect, if a “shelf” registration on Form S-3) or, if shorter, the period terminating when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of disposition by the Selling Holders thereof set forth in such registration statement; provided, however that any Selling Holder that has been included on a “shelf” registration statement may request that such Selling Holder’s Registrable Securities be removed from such registration statement, in which event the Company shall promptly either withdraw such registration statement or file a post-effective amendment to such registration statement removing such Registrable Securities;

(iii)     furnish to each such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

(iv)     notify the Selling Holders promptly, and (if requested by any such Person) confirm such notice in writing, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state Law, (B) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) if at any time the representations or warranties of the Company or any of its subsidiaries contained in any agreement (including any underwriting agreement) contemplated by Section 5(a)(ix) below cease to be true and correct in any material respect, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (G) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(v)     use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(vi)     cooperate with the Selling Holders and the managing Underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company;

(vii)     use commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Selling Holder or managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder or managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(a)(vii), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

(viii)     use commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, if any, as may be required of the Company to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities;

(ix)     enter into customary agreements (including an underwriting agreement in customary form with customary indemnification provisions) and take such other actions as are reasonably required or advisable in order to expedite or facilitate the disposition of such Registrable Securities, including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any offering and to participate in up to two customary “road show” presentations in connection with any underwritten offerings in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Common Stock, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show; provided, however, that any such “road show” shall be no longer than two days, and the members of senior management participating in any such “road show” shall not be required to leave Houston, Texas;

(x)     make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public (other than by such Selling Holder). Each Selling Holder of such Registrable Securities further agrees that it will, as soon as practicable upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(xi)     use commercially reasonable efforts to obtain a comfort letter or comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter(s) reasonably request(s);

(xii)     otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(xiii)     use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted;

(xiv)     if any event contemplated by Section 5(a)(iv)(F) shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xv)     cooperate and assist in any filing required to be made with FINRA and in the performance of any due diligence investigation by any underwriter, including any “qualified independent underwriter,” or any Selling Holder.

(b)       Notwithstanding anything contained herein to the contrary, the Company hereby agrees that any registration effected pursuant to this Registration Rights Agreement that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including on the prospectus cover page, the principal stockholders’ chart and the plan of distribution) as may be reasonably requested by a holder of Registrable Securities. The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.

(c)     Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(iv)(D) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a)(xiv) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5(a)(ii) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5(a)(iv)(F) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 5(a)(xiv) hereof.

6.     Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the “Registration Expenses”):

(a)     all registration and filing fees (including with respect to filings to be made with FINRA);

(b)     fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);

(c)     printing expenses;

(d)     internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties);

(e)     the fees and expenses incurred in connection with the listing on an exchange of the Registrable Securities if the Company shall choose, or be required pursuant to Section 5(a)(xiii), to list such Registrable Securities;

(f)     reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters requested pursuant to Section 5(a)(xi) hereof); and

(g)     fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to Rule 5121 of the FINRA Manual if the need for such “qualified independent underwriter” or other independent appraiser is a result of the Registrable Securities not having a bona fide public market as defined under Rule 5121 of the FINRA Manual.

The Company shall not have any obligation to pay any underwriting fees, discounts, commissions, transfer taxes or legal expenses not included above (including any legal expenses of counsel for the Selling Holders), in each case attributable to the sale of Registrable Securities or, except as provided by clauses (b) or (g) above, any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or the fees and disbursements of any Underwriter.

7.	Indemnification; Contribution.

(a)     Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of each Selling Holder and each such controlling Person from and against any and all losses, claims, damages, liabilities (joint or several), and expenses (including reasonable costs of investigation and attorneys’ fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon and in conformity with, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for use therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7(a).

(b)     Indemnification by Holder of Registrable Securities. Each Selling Holder agrees to indemnify and hold harmless each other Selling Holder, the Company, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of each other Selling Holder, the Company and each such controlling Person to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities. The liability of any Selling Holder under this Section 7(b) shall be limited to the aggregate cash and property received by such Selling Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.

(c)     Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Sections 7(a) or 7(b) (an “Indemnified Party”) in respect of which indemnity may be sought from any Person who has agreed to provide such indemnification under Sections 7(a) or 7(b) (an “Indemnifying Party”), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

(d)     Contribution.

(i)     If the indemnification provided for in this Section 7 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and such Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii)     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by any method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less any underwriting discounts or commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.     Participation in Underwritten Offering. No Holder may participate in any underwritten offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Registration Rights Agreement.

9.     Transfers of Registration Rights. The provisions hereof will inure to the benefit of and be binding upon the successors and assigns of each of the Parties, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (a) by operation of Law or (b) to any Person to whom a Holder transfers Registrable Securities, provided, that any such transferee shall not be entitled to rights pursuant to Sections 2, 3 or 4 hereof unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company an acknowledgment and agreement to such effect.

10.	[Reserved]

11.     Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company agrees that it will use commercially reasonable efforts to (a) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (b) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (ii) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

12.     Entire Agreement. The foregoing provisions of this Registration Rights Agreement contain the entire understanding of the Parties respecting the subject matter hereof and supersede all prior agreements, discussions and understandings with respect thereto.

13.	Miscellaneous.

(a)     Construction. All references in this Registration Rights Agreement to Sections, subsections, and other subdivisions refer to the corresponding Sections, subsections, and other subdivisions of or to this Registration Rights Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Sections, subsections, or other subdivisions of this Registration Rights Agreement are for convenience only, do not constitute any part of this Registration Rights Agreement, and shall be disregarded in construing the language hereof. The words “this Registration Rights Agreement,” “herein,” “hereby,” “hereunder”, and “hereof” and words of similar import refer to this Registration Rights Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section” and “this subsection” and words of similar import refer only to the Section or subsection hereof in which such words occur. The word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

(b)     Notice. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) when delivered if delivered in person or sent by nationally recognized overnight or second day courier service, (ii) upon transmission by fax or electronic mail if transmission or electronic mail is confirmed by the recipient thereof, or (iii) three Business Days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the Parties as follows:

if to the Company, addressed to:

Oil States International, Inc.

333 Clay Street, Suite 4620

Houston, Texas 77002

Telephone:     (713) 652-0582

Facsimile:       (713) 652-0499

E-mail:            jeff.steen@oilstates.com

Attention:       Lias J. Steen, EVP and General Counsel

with a copy to (which shall not constitute notice):

Strasburger & Price, LLP

909 Fannin Street, Suite 2300

Houston, Texas 77010-1036

Telephone:     (713) 951-5600

Facsimile:       (832) 397-3522

E-mail:            garney.griggs@strasburger.com

                       debra.hatter@strasburger.com

Attention:       W. Garney Griggs

                        Debra G. Hatter

and

Vinson & Elkins L.L.P.

1001 Fannin Street

Houston, Texas 77002

Telephone:     (713) 758-2350

Facsimile:       (713) 615-5661

E-mail:           mtelle@velaw

Attention:      Michael Telle

if to GEODynamics, addressed to:

Geodynamics B.V.

c/o Lime Rock Management

274 Riverside Avenue Suite 3

Westport, CT 06880

Email:             amehta@lrpartners.com
Attention:       Deputy General Counsel

Telephone:     (713) 345-2105

Facsimile:       (713) 345-2155

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Telephone:     (713) 229-1735
Facsimile:       (713) 229-7935
Email:            david.peterman@bakerbotts.com
                       aj.ericksen@bakerbotts.com
Attention:       David Peterman
                        Andrew J. Ericksen

or to such other place and with such other copies as any Party may designate as to itself by written notice to the others in accordance with this Section 13(b).

(c)     No Lock-Up. For the avoidance of doubt and notwithstanding anything contained in this Registration Rights Agreement, in no event will any officer or director of the Company be obligated to enter into any lock-up or similar agreement in connection with any offer or sale effected pursuant to this Registration Rights Agreement unless such individual owns securities that are included in such offer and sale.

(d)     Binding Effect. This Registration Rights Agreement is binding on and inures to the benefit of the Parties and their respective heirs, legal representatives, successors, and assigns.

(e)     Governing Law. This Registration Rights Agreement is governed by and shall be construed in accordance with the law of the State of Delaware without regard to the principles of conflicts of law thereof.

(f)     Severability. If any provision of this Registration Rights Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Registration Rights Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by Law. Furthermore, in lieu of each such invalid or unenforceable provision, there shall be added automatically as a part of this Registration Rights Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

(g)     Counterparts. This Registration Rights Agreement may be executed in any number of counterparts, including facsimile counterparts, with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(h)     Section Headings. Headings contained in this Registration Rights Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Registration Rights Agreement or any provisions hereof.

(i)     Cumulative Rights. The rights of the Parties under this Registration Rights Agreement are cumulative and in addition to all similar and other rights of such parties under other agreements.

(j)     Further Assurances. In connection with this Registration Rights Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Registration Rights Agreement and those transactions.

(k)     Amendment. The provisions of this Registration Rights Agreement may only be amended by the written consent of the Company and Holders of at least a majority of the Registrable Securities. The Holders acknowledge and agree that any Person that becomes a Stockholder shall have the rights and obligations set forth in this Registration Rights Agreement and that such Person becoming a Stockholder shall be deemed not to be an amendment to this Registration Rights Agreement.

(l)     Termination. The provisions of this Registration Rights Agreement shall terminate with respect to any Holder and be of no further force or effect when all Registrable Securities held by such Holder no longer constitute Registrable Securities; provided, that the provisions of Section 7 of this Registration Rights Agreement shall survive for any sales of Registrable Securities prior to such date. Notwithstanding anything to the contrary in this Agreement, this Agreement shall terminate and be of no further force and effect on or after the tenth anniversary of the date hereof.

(m)     Removal of Legend. The Company, at its sole cost, shall remove any legend ordinarily included on restricted securities of the Company (or instruct its transfer agent to so remove such legend) from the certificates or book-entries evidencing Registrable Securities if such Common Stock (i) is sold pursuant to an effective registration statement under the Securities Act, (ii) is sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) is eligible for sale without restriction and without the need for current public information pursuant to Rule 144(b) (or any successor rule) under the Securities Act. Each Holder agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Common Stock for ones bearing an appropriate restrictive legend) and regarding the length of time the Common Stock has been held. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will use commercially reasonable efforts to, upon reasonable request of a Holder and no later than three Business Days following the delivery by a Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing the Common Stock (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any representation letter or certification as may be requested by the Company, deliver or cause to be delivered to such Company a certificate or instrument (as the case may be) representing such Common Stock that is free from all restrictive legends.

(n)     Remedies; Specific Performance. Any Person having rights under any provision of this Registration Rights Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Registration Rights Agreement, and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Registration Rights Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Registration Rights Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Registration Rights Agreement (each of which elements the Parties admit). The Parties further agree and acknowledge that each and every obligation applicable to it contained in this Registration Rights Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Registration Rights Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Registration Rights Agreement or otherwise.

(o)     Limitation on Subsequent Registration Rights. The Company shall not enter into any agreement with any current or future holder of any equity securities of the Company that would allow such current or future holder to require the Company to include equity securities in any Registration Statement on a basis other than expressly subordinate to the rights of the Holders of Registrable Securities hereunder; provided, however, that this obligation shall cease on the earlier of (x) the one year anniversary of the date hereof and (y) the date on which the number of Registrable Securities under this Agreement ceases to be at least 25% of the number of Registrable Securities outstanding on the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

OIL STATES INTERNATIONAL, INC.

By:	/s/ Lloyd Hajdik
Name:	Lloyd Hajdik
Title:	EVP, CFO and Treasurer

GEODYNAMICS B.V.

By:	/s/ Benjamin Smith
Name:	Benjamin Smith
Title:	Director

Signature Page to Registration Rights Agreement